CHARMING SHOPPES

VARIABLE DEFERRED COMPENSATION PLAN

FOR EXECUTIVES

Amended and Restated Effective January 1, 2005

CHARMING SHOPPES

VARIABLE DEFERRED COMPENSATION PLAN

FOR EXECUTIVES

Amended and Restated Effective January 1, 2005

CHARMING SHOPPES

VARIABLE DEFERRED COMPENSATION PLAN

FOR EXECUTIVES

Amended and Restated Effective January 1, 2005

ARTICLE 1

Preamble

1.1  Purpose. The purpose of the Charming Shoppes Variable Deferred Compensation Plan for Executives (the “Plan”) is to provide a means whereby Charming Shoppes, Inc. (hereinafter referred to as the “Company” or “Charming Shoppes”) may afford increased financial security, on a tax-favored basis, to a select group of key management employees of the Company who have rendered and continue to render valuable services to the Company which constitute an important contribution towards the Company’s continued growth and success, by providing for additional future compensation so that such employees may be retained and their productive efforts encouraged.

1.2  Amended and Restated Plan. The Company hereby amends and restates the Plan, effective January 1, 2005. The Plan was previously amended and restated effective December 23, 2003 to permit certain executive employees of the Company to defer the receipt of all or a portion of the Company Stock (as defined below) that they would otherwise receive upon the lapse of the restrictions applicable to the restricted stock awards made to such employees under the Company’s 1993 Employees Stock Incentive Plan, 1999 Associates Stock Incentive Plan and 2000 Associates Stock Incentive Plan. The Plan was also previously amended and restated effective January 1, 2002, to allow Eligible Employees (as defined below) who were participants under the Limited, Inc. Alternate Savings Plan (the “Limited Plan”) and the Lane Bryant, Inc. Supplemental Retirement and Deferred Compensation Plan (the “Lane Bryant Plan”) to consolidate their prior balances under such plans and have such balances credited to a Retirement Distribution Account under this Plan which shall: (a) earn a fixed annual rate of interest as respectively provided for such balances under the Limited Plan and/or the Lane Bryant Plan as in effect on December 31, 2001 (the “Fixed Rate”); and (b) be segregated for purposes of Article V from any new deferrals under this Plan, and credited only with that interest rate. In addition, the Lane Bryant Plan was merged with and into the Plan, effective as of January 1, 2002. Any individual who is or becomes an Eligible Employee on or after January 1, 2005, and who wishes to participate in the Plan, shall be subject to the terms and conditions as set forth herein on or after that date. This January 1, 2005 amendment and restatement shall not affect Grandfathered Accounts (as defined below).

ARTICLE 2

Definitions

For ease of reference, the following definitions will be used in the Plan:

2.1  Affiliate. “Affiliate” means any firm, partnership, or corporation that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company. “Affiliate” also includes any other organization similarly related to the Company that is designated as such by the Board.

2.2  Base Salary. “Base Salary” means with respect to a Participant for any Plan Year such Participant’s annual base salary, before deferral pursuant to this Plan or any agreement or any other plan of the Company whereby compensation is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125.

2.3  Base Salary Deferral. “Base Salary Deferral” means that portion of Base Salary as to which an Eligible Employee has made an annual irrevocable election to defer receipt of until the date specified under the In-Service Distribution Option and/or the Retirement Distribution Option.

2.4  Beneficial Owner, Beneficially Owns and Beneficial Ownership. “Beneficial Owner, Beneficially Owns and Beneficial Ownership” shall have the meanings ascribed to such terms for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder, except that, for purposes of this definition, “Beneficial Ownership” (and the related terms) shall include Voting Securities that a Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise, regardless of whether any such right is exercisable within 60 days of the date as of which Beneficial Ownership is to be determined.

2.5  Beneficiary. “Beneficiary” means the person or persons designated as such in accordance with Section 12.3.

2.6  Board. “Board” means the Board of Directors of Charming Shoppes.

2.7  Bonus Compensation. “Bonus Compensation” means with respect to a Participant for any Plan Year such Participant’s annual bonus compensation before deferral pursuant to this Plan or any agreement or any other plan of the Company whereby compensation is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125. “Bonus Compensation” also means with respect to a Participant for any Plan Year such Participant’s award from the Charming Shoppes, Inc. Long-Term Incentive Program before deferral pursuant to this Plan.

2.8  Bonus Compensation Deferral. “Bonus Compensation Deferral” means that portion of Bonus Compensation as to which an Eligible Employee has made an annual irrevocable election to defer receipt of until the date specified under the In-Service Distribution

Option and/or the Retirement Distribution Option. “Bonus Compensation Deferral” also means that portion of Bonus Compensation attributable to an award from the Charming Shoppes, Inc. Long-Term Incentive Program as to which an Eligible Employee has made an irrevocable election, prior to the end of the second fiscal year within the performance period attributable to such award, or such other time as determined by the Committee, to defer receipt of until the date specified under the In-Service Distribution Option and/or the Retirement Distribution Option.

2.9  Break in Service. “Break in Service” means a Plan Year during which a Participant is not credited with more than 500 Hours of Service.

2.10  Change of Control. “Change of Control” means and shall be deemed to have occurred if:

(a)  any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing 20 percent or more of the total voting power of all the then-outstanding Voting Securities; or

(b)  those individuals who as of the day after the Charming Shoppes’ annual shareholders meeting in the Plan Year prior to the determination constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the day after the Charming Shoppes’ annual shareholders meeting in the Plan Year prior to the determination or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board ; or

(c)  the shareholders of Charming Shoppes approve a merger, consolidation, recapitalization or reorganization of Charming Shoppes, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by Charming Shoppes (a “Transaction”), or consummation of such a Transaction if shareholder approval is not obtained, other than a Transaction which would result in the holders of Voting Securities having at least 80 percent of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least 60 percent of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; or

(d)  the shareholders of Charming Shoppes approve a plan of complete liquidation of Charming Shoppes or an agreement for the sale or disposition by Charming Shoppes of all or substantially all of Charming Shoppes’ assets other than any such transaction which would result in Related Parties owning or acquiring more than 50 percent of the assets owned by Charming Shoppes immediately prior to the transaction.

2.11  Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.12  Committee. “Committee” means the persons appointed by the Company to administer the Plan.

2.13  Company. “Company” means Charming Shoppes and any Affiliate which is authorized by the Board to adopt the Plan and cover its Eligible Employees and whose designation as such has become effective upon acceptance of such status by the board of directors of the Affiliate. An Affiliate may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all the provisions of the Plan and amendments thereto shall apply to the Eligible Employees of the Affiliate. In the event the designation is revoked by the board of directors of an Affiliate, the Plan shall be deemed terminated only with respect to such Affiliate.

2.14  Company Stock. “Company Stock” means shares of common stock of Charming Shoppes, Inc.

2.15  Disabled. “Disabled” means a mental or physical condition which qualifies a Participant for benefits under the Charming Shoppes Long Term Disability Plan.

2.16  Distribution Option. “Distribution Option” means the two distribution options which are available under the Plan, consisting of the Retirement Distribution Option and the In-Service Distribution Option.

2.17  Distribution Option Account. “Distribution Option Account” or “Accounts” means, with respect to a Participant, the Retirement Distribution Account and/or the In-Service Distribution Account established on the books of account of the Company, pursuant to Section 5.1, for each Distribution Option Period.

2.18  Distribution Option Period. “Distribution Option Period” means a period of four Plan Years for which an Eligible Employee elects, in the Enrollment Agreement, the time and manner of payment of amounts credited to the Eligible Employee’s Distribution Option Accounts for such Plan Years.

2.19  Earnings Crediting Options. “Earnings Crediting Options” means the options selected by the Participant from time to time pursuant to which earnings are credited to the Participant’s Distribution Option Accounts.

2.20  Effective Date. “Effective Date” means the effective date of the Plan which is December 1, 1997, as amended and restated effective January 1, 2005.

2.21  Eligible Employee. “Eligible Employee” means an Employee who is a member of the group of selected management and/or highly compensated Employees of the Company designated by the Company’s Chief Executive Officer as eligible to participate in the Plan.

2.22  Employee. “Employee” means any person employed by the Company on a regular full-time salaried basis or who is an officer of the Company.

2.23  End Termination Date. “End Termination Date” means the date of termination of a Participant’s Service with the Company and its Affiliates.

2.24  Enrollment Agreement. “Enrollment Agreement” means the authorization form which an Eligible Employee files with the Committee to participate in the Plan.

2.25  Equity Plans. “Equity Plans” means the Company’s 1993 Employees Stock Incentive Plan, 1999 Associates Stock Incentive Plan, 2000 Associates Stock Incentive Plan and 2004 Stock Award and Incentive Plan and any similar plan adopted by the Company after the Effective Date.

2.26  Excess Compensation. “Excess Compensation” means amounts of Base Salary and Bonus Compensation equal to the excess, if any, of (a) the sum of the Participant’s Base Salary and Bonus Compensation minus the amount of deferrals under this Plan over (b) the maximum amount of compensation permitted to be taken into account under the terms of the Savings Plan.

2.27  Fair Market Value. “Fair Market Value” means: (i) if the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines; or (ii) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth below, the Fair Market Value per share shall be as determined by the Committee.

2.28  Grandfathered Account. “Grandfathered Account” means that portion of an Eligible Employee’s Distribution Option Account that was earned and vested as of December 31, 2004, and shall include earnings credited to such amount under the terms of the Plan. The Grandfathered Account shall be calculated in accordance with section 409A of the Code. The Company shall maintain a separate record of Grandfathered Accounts.

2.29  Hour of Service. “Hour of Service” means each hour for which an Employee is directly or indirectly paid or entitled to be paid by the Company or an Affiliate for the performance of employment duties and each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an Affiliate. These hours shall be credited to an Employee for the computation period during which his or her employment duties were performed or to which a back pay agreement or award pertains irrespective of when payment is made. No Employee shall be credited with duplicate Hours of Service as a result of a back pay agreement or award. An Employee shall also be credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliate on account of a period during which no duties are performed due to vacation, holiday, illness, incapacity, disability, layoff, jury duty or Leave of Absence; provided, however, that not more than 501 Hours of Service shall be credited to an Employee under this sentence on account of any single, continuous period during which the Employee performs no duties, and provided further that no credit shall be given if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, or is made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee.

(a)  For purposes of determining the number of Hours of Service completed in any applicable computation period, the Committee may maintain accurate records of actual hours completed for all Employees. The number of Hours of Service to be credited to an Employee for periods during which no employment duties are performed shall be determined in accordance with sections 2530.200b-2(b) and 2530.200b-2(c) of the Department of Labor regulations in Title 29 of the Code of Federal Regulations.

(b)  If the Committee does not maintain records of actual Hours of Service, an Employee shall be credited with 45 Hours of Service for each week in which such Employee would otherwise be credited with at least one Hour of Service.

(c)  Solely for the purpose of preventing a Break in Service, an Employee shall be credited with Hours of Service during an absence by reason of:

(i)  the pregnancy of the Employee;

(ii)  the birth of a child of the Employee;

(iii)  the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

(iv)  for purposes of caring for a child beginning immediately after such birth or placement;

provided the Employee shall, during the period of his or her absence, be credited with the number of Hours of Service which would have been credited to him at his or her normal work rate but for such absence, or, if the number of Hours of Service based on a normal rate is indeterminable, the Employee shall be credited with eight Hours of Service per day of such absence. Notwithstanding the foregoing, the Employee shall be credited with no more than 501 Hours of Service during said absence. These hours shall be credited to the Break in Service computation period in which the absence began if necessary to avoid a Break in Service or, if not necessary, then to the following computation period. The Employee shall be responsible for reporting to the Committee any Hours of Service that are to be credited under this Section 2.25. Nothing contained in the Section shall be deemed to expand or extend any maternity or paternity leave policy of the Company or an Affiliate.

2.30  In-Service Distribution Account. “In-Service Distribution Account” means the Account maintained for a Participant for each Distribution Option Period to which Base Salary Deferrals and/or Bonus Compensation Deferrals and Company Matching Contributions are credited pursuant to the In-Service Distribution Option.

2.31  In-Service Distribution Option. “In-Service Distribution Option” means the Distribution Option pursuant to which benefits are payable in accordance with Section 7.2.

2.32  Leave of Absence. “Leave of Absence” means any temporary absence from employment authorized by the Company or an Affiliate based on its normal practices.

2.33  Matching Contributions. “Matching Contributions” are those credited to a Participant’s Distribution Option Accounts by the Company pursuant to Section 4.4.

2.34  Matching Units. “Matching Units” are those credited to a Participant’s Distribution Option Accounts by the Company pursuant to Section 4.6.

2.35  Participant. “Participant” means an Eligible Employee who has filed a completed and executed Enrollment Agreement with the Committee or its designee and is participating in the Plan in accordance with the provisions of Article 4.

2.36  Person. “Person” shall have the meaning ascribed for purposes of Section 13(d) of the Exchange Act and the rules thereunder.

2.37  Plan. “Plan” means this plan, called the Charming Shoppes Variable Deferred Compensation Plan for Executives, as amended from time to time.

2.38  Plan Year. “Plan Year” means the 12 month period beginning on each January 1 and ending on the following December 31 except that the first Plan Year shall begin on the Effective Date.

2.39  Related Party. “Related Party” means (a) a majority-owned subsidiary of Charming Shoppes; or (b) a trustee or other fiduciary holding securities under an employee benefit plan of Charming Shoppes or any majority-owned subsidiary of Charming Shoppes; or (c) a corporation owned directly or indirectly by the shareholders of Charming Shoppes in substantially the same proportion as their ownership of Voting Securities.

2.40  Retirement. “Retirement” means the termination of the Participant’s Service with the Employer (for reasons other than death) at or after age 65, or, if the Participant has 10 or more years of Service, at or after age 55.

2.41  Retirement Distribution Account. “Retirement Distribution Account” means the Account maintained for a Participant for each Distribution Option Period to which Base Salary Deferrals and/or Bonus Compensation Deferrals and Company Matching Contributions are credited pursuant to the Retirement Distribution Option.

2.42  Retirement Distribution Option. “Retirement Distribution Option” means the Distribution Option pursuant to which benefits are payable in accordance with Section 7.1.

2.43  Savings Plan. “Savings Plan” means the Company’s Employees’ Retirement Savings Plan.

2.44  Service. “Service” means the period of time during which an employment relationship exists between an Employee and the Company, including any period during which the Employee is on an approved leave of absence, whether paid or unpaid. “Service” also includes employment with an Affiliate if an Employee transfers directly between the Company and the Affiliate.

2.45  Vesting or Vested. “Vesting” or “Vested” refers to the permanent ownership rights to the Matching Contributions that a Participant earns through Years of Service. A Participant does not fully vest until after six Years of Service. A Participant shall be Vested in 20% of the Matching Contribution after 2 Years of Service and 20% for each Year of Service in excess of two, after which the Participant will be 100% Vested in the Matching Contributions. Matching Contributions and related earnings are forfeited when service terminates, to the extent not then Vested. A Participant is automatically 100% Vested if the Participant becomes Disabled or dies. A Participant is always 100% Vested in Base Salary Deferrals, Bonus Compensation Deferrals, and related earnings. Notwithstanding the foregoing, effective January 1, 2003, a Participant shall be 100% Vested in his Matching Contributions upon attainment of age 65.

2.46  Voting Securities. “Voting Securities” means any securities of Charming Shoppes which carry the right to vote generally in the election of directors.

2.47  Year of Service. A “Year of Service” for Vesting purposes is a calendar year during which a Participant is credited with 1,000 Hours of Service. If a Participant incurs a Break in Service, his Years of Service before that Break in Service (and not disregarded by reason of any prior Break in Service) shall be taken into account only if following the Break in Service the Participant completes one Year of Service, and:

(a)  before the Break in Service the Participant had a Vested interest in his or her accrued benefits under the Plan; or

(b)  the aggregate number of the Participant’s consecutive Breaks in Service is less than five.

ARTICLE 3

Administration of the Plan

3.1  Committee. The Committee is hereby authorized to administer the Plan and establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. The Committee shall have discretionary authority to construe and interpret the Plan, to make determinations, including factual determinations, and to determine the rights, if any, of Participants and Beneficiaries under the Plan. The Committee’s resolution of any matter concerning the Plan shall be final and binding upon any Participant and Beneficiary affected thereby.  Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member’s interest in the Plan as a Participant.

ARTICLE 4

Participation

4.1  Election to Participate. Annually, all Eligible Employees will be offered the opportunity to defer compensation to be earned in the following Plan Year. Any Eligible Employee may enroll in the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee before the beginning of such Plan Year. Such election shall be in writing in such form, and at such time, as the Committee directs and shall be in accordance with section 409A of the Code. Pursuant to the Enrollment Agreement, the Eligible Employee shall irrevocably elect (a) the percentages, in whole percentages, by which up to 77% of Base Salary (80% in the case of Excess Compensation) or up to 100% of Bonus Compensation (in each case after required payroll tax deductions) of such Eligible Employee for the Plan Year will be deferred, and (b) the Distribution Option Accounts to which such amounts will be credited, and shall provide such other information as the Committee shall require. The first Enrollment Agreement filed by an Eligible Employee during any Distribution Option Period must also set forth the Participant’s election as to the time and manner of distribution from the In-Service Distribution Account and the Retirement Distribution Account of amounts credited for that Distribution Option Period and related earnings. Notwithstanding anything in this Plan to the contrary, any election by a Participant to defer Base Salary or Bonus Compensation for any Plan Year by less than 2%, or such other amount as the Committee may determine from time to time, shall not be given effect. Participation in the Plan shall be made conditional upon an Eligible Employee’s acknowledgement, in writing, that all decisions and determinations of the Committee shall be final and binding on the Eligible Employee, his beneficiaries, and any other person having or claiming an interest under the Plan.

4.2  Acknowledgement of Committee’s Authority. A Participant’s execution of the Enrollment Agreement shall also constitute acknowledgment that all decisions, interpretations and determinations by the Committee shall be final and binding on the Company, Participants, Beneficiaries and any other persons having or claiming an interest thereunder.

4.3  New Eligible Employees. The Committee may, in its discretion, permit Employees who first become Eligible Employees after the beginning of a Plan Year to enroll in the Plan for that Plan Year by filing a completed and fully executed Enrollment Agreement, in accordance with Section 4.1, as soon as practicable following the date the Employee becomes an Eligible Employee but, in any event, within 30 days after such date. Notwithstanding the foregoing, however, any election by an Eligible Employee, pursuant to this section, to defer Base Salary and/or Bonus Compensation shall apply only to such amounts as are earned by the Eligible Employee after the date on which such Enrollment Agreement is filed.

4.4  Matching Contributions. An Eligible Employee who elects to participate in the Plan pursuant to Section 4.1 and/or Section 4.3 shall be eligible to receive Matching Contributions by the Company if, and only when, such Eligible Employee is eligible to receive matching contributions under the Savings Plan. The amount of such Matching Contributions for a Plan Year shall be 1 1/2% of the Base Salary Deferral and Bonus Compensation Deferral to the extent that any such deferral relates to compensation less than or equal to the maximum amount of compensation permitted to be taken into account under the terms of the Savings Plan and 50%

of the Base Salary Deferrals and Bonus Compensation Deferrals made under this Plan to the extent that such deferrals do not exceed 3% of Base Salary and Bonus Compensation; provided, however, that the Matching Contributions shall equal 50% of the Base Salary Deferrals and Bonus Compensation Deferrals made under the Plan to the extent the deferrals relate to Excess Compensation and to the extent that such deferrals do not exceed 6% of Base Salary and Bonus Compensation. Matching Contributions will be credited to the Distribution Option Account to which the matched Base Salary or Bonus Compensation Deferrals are credited. Matching Contributions will be credited as frequently as determined by the Committee, acting on behalf of the Company, but in any event at least once per year. Matching Contributions will be credited as soon as practicable in the Participant’s final year of Participation.

4.5  Transfer of Limited Plan or Lane Bryant Plan Balances. Notwithstanding the above, an Eligible Employee, who was a participant under the Limited Plan and/or the Lane Bryant Plan, shall have his or her prior balances under such plans, if any, consolidated and credited to the Retirement Distribution Account, and the Fixed Rate thereafter applied to such balances. Such a Participant’s deferrals on or after January 1, 2002 shall not be credited with the Fixed Rate but shall be subject to the provisions of Article V.

4.6  Company Stock Deferrals; Matching Units.

(a)  Eligibility for Deferral of Company Stock. The Company, in its sole and absolute discretion, may permit selected Eligible Employees to elect to defer all or a portion of the shares of Company Stock that they would otherwise receive upon the lapse of restrictions applicable to the restricted stock awards or restricted stock unit awards made to such Eligible Employees under one or more of the Equity Plans. Company Stock may only be deferred into a Retirement Distribution Account.

(b)  Form and Timing of Election. An election to defer Company Stock must be made on such date as the Committee may specify in accordance with section 409A of the Code. An Eligible Employee may make an election by filing a completed and fully executed Enrollment Agreement with the Committee. In no event may an Eligible Employee change his election to defer receipt of all or part of his Company Stock once made, and such election shall be irrevocable.

(c)  Deferral of Company Stock. Upon receipt by the Committee of an Eligible Employee’s completed and executed Enrollment Form, the Company shall credit the Eligible Employee’s Retirement Distribution Account with a number of units equal to the number of shares of Company Stock the Eligible Employee elected to defer. If the Eligible Employee elected to defer a restricted stock award, the number of shares of Company Stock that the Eligible Employee elected to defer shall be cancelled.

(d)  Matching Units. Matching Units shall be credited to an Eligible Employee’s Retirement Distribution Account as follows:

(i)  For every share of Company Stock that an Eligible Employee elects to defer and that, when aggregated with all other compensation payable to the Eligible Employee for the fiscal year, would have otherwise been in excess of the limitation under Code section 162(m) (the “162(m) limit”), the Company shall credit to such Eligible Employee’s Retirement Distribution Account a unit equivalent to two-tenths of a share of Company Stock such that for every five shares of Company Stock an Eligible Employee elects to defer (but only to the extent that such shares would have otherwise caused the Eligible Employee’s compensation to exceed the 162(m) limit), the Company shall credit a number of units equivalent to one whole share of Company Stock to such Eligible Employee’s Retirement Distribution Account.

(ii)  The Company shall credit Matching Units, at the rate of a 20% match, for every dollar of cash compensation (Base Salary and Bonus Compensation) that an Eligible Employee elects to defer under the Plan to a Retirement Distribution Account and that, when aggregated with all other compensation payable to the Eligible Employee for the fiscal year, would have otherwise been in excess of the 162(m) limit. In order to implement this match, the Company shall credit such Eligible Employee’s Retirement Distribution Account with a number of units of Company Stock calculated by dividing 20% of the amount of such cash compensation in excess of the 162(m) limit by the Fair Market Value of Company Stock on the last day of the fiscal year as of which the Matching Units are credited to the Retirement Distribution Account pursuant to subsection (iii) below. An Eligible Employee will not receive Matching Units with respect to any compensation that is deferred to an In-Service Distribution Account.

(iii)  Matching Units shall be credited to an Eligible Employee’s Retirement Distribution Account as of the last day of the fiscal year of the Company for which the Company Stock or cash compensation would otherwise have been deductible by the Company, after it is determined whether and to what extent an Eligible Employee’s compensation would have exceeded the 162(m) limit had no deferral of Company Stock or cash compensation been made. If an Eligible Employee defers a combination of Company Stock, Base Salary and Bonus Compensation and only a portion of such compensation would exceed the 162(m) limit, Matching Units shall be applied to such compensation in excess of the 162(m) limit in the following order: (i) Company Stock deferrals, (ii) Base Salary deferrals and (iii) Bonus Compensation deferrals.

(e)  Vesting. The units credited to an Eligible Employee’s Retirement Distribution Account with respect to a deferral of Company Stock (including any Matching Units) shall be subject to the vesting requirements set forth in the applicable Equity Plan and the restricted stock agreement governing the Company Stock deferred by the Eligible Employee under the applicable Equity Plan. The Matching Units credited to an Eligible Employee’s Retirement Distribution Account with respect to a deferral of cash compensation shall be fully vested at all times.

(f)  Dividends. If dividends are declared with respect to shares of Company Stock, the amount of the dividend that would have been distributed with respect to the units allocated to an Eligible Employee’s Retirement Distribution Account, had each such whole unit been a share of Company Stock, shall be converted into additional units based on the Fair Market Value of the Company Stock on the date the dividend is paid. The additional units shall be credited to an Eligible Employee’s Retirement Distribution Account as of the date the dividends are paid. All units attributable to dividends shall become vested, or shall be forfeited, according to the vesting of the units to which they relate.

(g)  Distribution. Distribution of amounts credited under this Section 4.6 shall be made in accordance with the provisions of the Plan; provided that all distributions attributable to Matching Units and units representing deferred Company Stock (including units attributable to dividends) shall be made in Company Stock. In no event will distribution be made until the units credited to Eligible Employee’s Retirement Distribution Accounts have become vested in accordance with Section 4.4(e).

4.7  2005 Special Elections. For the 2005 Plan Year, as permitted by IRS Notice 2005-1, (i) an Eligible Employee may make an election on or before March 15, 2005 to defer Base Salary or Bonus Compensation for services performed on or before December 31, 2005, provided the amounts to which the deferral election relates have not been paid or become payable at the time of the election, and (ii) an Eligible Employee may elect in writing in 2005 to cancel a deferral election with respect to amounts that are earned in 2005 and are subject to section 409A of the Code, and to receive payment of such cancelled deferral amount in 2005 or on such later date on which the cancelled deferral amount vests, according to procedures established by the Committee in accordance with IRS Notice 2005-1.

ARTICLE 5

Distribution Option Accounts

5.1  Distribution Option Accounts. The Committee shall establish and maintain separate Distribution Option Accounts with respect to a Participant for each Distribution Option Period. A Participant’s Distribution Option Accounts shall consist of the Retirement Distribution Account and/or the In-Service Distribution Account. The amount of Base Salary and/or Bonus Compensation deferred pursuant to Section 4.1 or Section 4.3 shall be credited by the Company to the Participant’s Distribution Option Accounts no later than the first day of the month following the month in which such Base Salary and/or Bonus Compensation would otherwise have been paid, in accordance with the Distribution Option irrevocably elected by the Participant in the Enrollment Agreement. Any Company Stock deferred pursuant to Section 4.6 shall be credited by the Company to the Participant’s Distribution Option Accounts as of the date the shares are deferred following the Committee’s receipt of the Participant’s completed and executed Enrollment Agreement. Matching Units and units attributable to dividends as described in Section 4.6 shall be credited to the Participant’s Distribution Option Accounts as described in Section 4.6. Any amount once taken into account as Base Salary and/or Bonus Compensation for purposes of this Plan shall not be taken into account thereafter. Matching Contributions, when credited, are credited to the Distribution Option Accounts in the same proportion as the Base Salary and/or Bonus Compensation they match. The Participant’s Distribution Option Accounts shall be reduced by the amount of payments made by the Company to the Participant or the Participant’s Beneficiary pursuant to this Plan.

5.2  Earnings on Distribution Option Accounts.

(a)  Except as provided in subsection (b) below, a Participant’s Distribution Option Accounts shall be credited with earnings in accordance with the Earnings Crediting Options elected by the Participant from time to time. Participants may allocate each of their Retirement Distribution Accounts and/or In-Service Distribution Accounts among the Earnings Crediting Options available under the Plan only in whole percentages of not less than five (5) percent. The deemed rate of return, positive or negative, credited under each Earnings Crediting Option is based upon the actual investment performance of the corresponding investment portfolios of the Hudson River Trust or EQ Advisers Trust, open-end management investment companies under the Investment Company Act of 1940, as amended from time to time, or such other investment fund(s) as the Company may designate from time to time, and shall equal the total return of such investment fund net of asset based charges, including, without limitation, money management fees, fund expenses and mortality and expense risk insurance contract charges. The Company reserves the right, on a prospective basis, to add or delete Earnings Crediting Options.

(b)  The value of any Matching Units and any units credited to an Eligible Employee’s Distribution Option Accounts in connection with the deferral of Company Stock or dividends pursuant to Section 4.6 shall be based on the Fair Market Value of a share of Company Stock and shall not be subject to the provisions of subsection (a) above relating to Earnings Crediting Options.

5.3  Earnings Crediting Options. Except as otherwise provided pursuant to Section 5.2, the Earnings Crediting Options available under the Plan shall consist of options which correspond to certain investment portfolios of both the Hudson River Trust and EQ Advisers Trust. Notwithstanding that the rates of return credited to Participants’ Distribution Option Accounts under the Earnings Crediting Options are based upon the actual performance of the corresponding portfolios of these Trusts, or such other investment funds as the Company may designate, the Company shall not be obligated to invest any Base Salary and/or Bonus Compensation deferred by Participants under this Plan, Matching Contributions, or any other amounts, in such portfolios or in any other investment funds.

5.4  Changes in Earnings Crediting Options. A Participant may change the Earnings Crediting Options to which his Distribution Option Accounts are deemed to be allocated not more frequently than four (4) times per Plan Year. Effective January 1, 2003, there shall be no limit to the frequency that a Participant may change the Earnings Crediting Options to which his Distribution Option Accounts are deemed to be allocated. Each such change may include (a) reallocation of the Participant’s existing Accounts in whole percentages of not less than five (5) percent, and/or (b) change in investment allocation of amounts to be credited to the Participant’s Accounts in the future, as the Participant may elect. Notwithstanding the foregoing, however, in the event the Company deletes an Earnings Crediting Option, a Participant whose Accounts are allocated to such Earnings Crediting Option, in whole or in part, shall be entitled to reallocate his Distribution Option Accounts and/or any amounts to be credited in the future to such Distribution Option Accounts among the remaining Earnings Crediting Options, at the time of such deletion, without regard to the annual limit of four (4) such changes.

5.5  Valuation of Accounts. The value of a Participant’s Distribution Option Accounts as of any date shall equal the amounts theretofore credited to such Accounts, including any earnings (positive or negative) deemed to be earned on such Accounts in accordance with Section 5.2 through the day preceding such date, less the amounts theretofore deducted from such Accounts.

5.6  Statement of Accounts. The Committee shall provide to each Participant, not less frequently than quarterly, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Distribution Option Accounts.

5.7  Distributions from Accounts. Any distribution made to or on behalf of a Participant from one or more of his Distribution Option Accounts in an amount which is less than the entire balance of any such Account shall be made pro rata from each of the Earnings Crediting Options to which such Account is then allocated.

ARTICLE 6

Distribution Options

6.1  Election of Distribution Option. In the first completed and fully executed Enrollment Agreement filed with the Committee for each Distribution Option Period, an Eligible Employee shall elect the time and manner of payment pursuant to which the Eligible Employee’s Distribution Option Accounts for that Distribution Option Period will be distributed; provided that, unless the Committee determines otherwise and specifically communicates such determination to the Eligible Employee, Company Stock deferred pursuant to Section 4.6 may only be deferred into a Retirement Distribution Account. Annually, the Eligible Employee shall allocate his deferrals and Matching Contributions between the Distribution Options in increments of ten percent, provided, however that 100 percent of such deferrals and Matching Contributions may be allocated to one or the other of the Distribution Options.

6.2  Retirement Distribution Option. Subject to Section 7.1, distribution of the Participant’s Retirement Distribution Account for any Distribution Option Period shall commence upon (a) the Participant’s Retirement, or (b) if later, the Participant’s attainment of age 65, as elected by the Participant in the Enrollment Agreement pursuant to which such Retirement Distribution Account was established or otherwise as permitted under Section 7.1(a).

6.3  In-Service Distribution Option. Subject to Section 7.2, the Participant’s In-Service Distribution Account for any Distribution Option Period shall be distributed commencing in the year elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established. Notwithstanding the foregoing, if a Participant elects to receive a distribution of his In-Service Distribution Account for any Distribution Option Period commencing in a year which is within such Distribution Option Period, the Participant shall not be entitled to allocate any additional deferrals and Matching Contributions to such In-Service Distribution Account within two Plan Years of the date on which such Account is distributed and such additional deferrals during the Distribution Option Period shall instead be allocated to the Retirement Distribution Account.

6.4  Distribution following Change of Control. In the event that a Participant terminates Service for any reason within two years following a Change of Control, notwithstanding anything else in this Article 6 to the contrary, the Participant’s Distribution Option Accounts shall be distributed, in a single lump sum, within thirty days following the date of the termination of Service.

ARTICLE 7

Benefits To Participants

7.1  Benefits Under the Retirement Distribution Option. Benefits under the Retirement Distribution Option shall be paid to a Participant as follows:

(a)  Benefits Upon Retirement. In the case of a Participant whose Service with the Employer terminates on account of his Retirement, the Participant’s Retirement Distribution Account with respect to any Distribution Option Period shall be distributed in one of the following methods, as elected by the Participant in writing either in the Enrollment Agreement or in a separate election made on a date specified below: (i) in a lump sum; (ii) in 5, 10, 15, or 20 annual installments; or (iii) by any other formula that is mathematically derived, as long as distribution is completed within 20 years following Retirement. Any lump-sum benefit payable in accordance with this paragraph shall be paid in, but not later than January 31, of the Plan Year following the Plan Year in which occurs the Participant’s Retirement or, if later, attainment of age 65 as elected by the Participant in accordance with this Section or Section 6.2, in an amount equal to the value of such Retirement Distribution Account as of the last business day of the Plan Year preceding the date of payment. Annual installment payments, if any, shall commence not later than January 31 of the Plan Year following the Plan Year in which occurs the Participant’s Retirement or if later, attainment of age 65, as elected by the Participant in accordance with this Section or Section 6.2, in an amount equal to (i) the value of such Retirement Distribution Account as of the last business day of the Plan Year preceding the date of payment, divided by (ii) the number of annual installment payments elected by the Participant in the Enrollment Agreement pursuant to which such Retirement Distribution Account was established. The remaining annual installments shall be paid not later than January 31 of each succeeding Plan Year in an amount equal to (i) the value of such Retirement Distribution Account as of the last business day of the immediately preceding Plan Year divided by (ii) the number of installments remaining. For Grandfathered Accounts, a Participant may change the election regarding the manner of payment as described in Section 6.1 of the Participant’s Account at any time prior to the beginning of the Plan Year in which occurs the Participant’s Retirement or attainment of age 65, if later, and elected as the distribution date by the Participant in accordance with Section 6.1. For Retirement Distribution Accounts that are not Grandfathered Accounts, a Participant may change the election regarding the manner of payment as described in Section 6.1 only as specified by the Committee in accordance with section 409A of the Code.

(b)  Benefits Upon Termination of Employment. In the case of a Participant whose Service with the Employer terminates prior to the earliest date on which the Participant is eligible for Retirement, other than on account of becoming Disabled or by reason of death, the Vested portion of a Participant’s Retirement Distribution Account with respect to any Distribution Option Period shall be distributed in a lump sum as soon as practicable following the Participant’s End Termination Date or attainment of age 65, as irrevocably elected by the Participant in the Enrollment Agreement pursuant to which such Retirement Distribution Account was established.

7.2  Benefits Under the In-Service Distribution Option. Benefits under the In-Service Distribution Option shall be paid to a Participant as follows:

(a)  In-Service Distributions. In the case of a Participant who continues in Service with the Employer, the Vested portion of a Participant’s In-Service Distribution Account for any Distribution Option Period shall be paid to the Participant commencing no later than January 31 of the Plan Year irrevocably elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established, which may be no earlier than the third Plan Year following the end of the last Plan Year in the Distribution Option Period in which deferrals are to be credited to the In-Service Distribution Account for that Distribution Option Period, in one lump sum or in annual installments payable over 2, 3, 4, or 5 years. Any lump-sum benefit payable in accordance with this paragraph shall be paid not later than January 31 of the Plan Year elected by the Participant in accordance with Section 6.3, in an amount equal to the Vested value of such In-Service Distribution Account as of the last business day of the Plan Year preceding the date of payment. Annual installment payments, if any, shall commence not later than January 31 of the Plan Year as elected by the Participant in accordance with Section 6.3, in an amount equal to (i) the Vested value of such In-Service Distribution Account as of the last business day of the Plan Year preceding the date of payment, divided by (ii) the number of annual installment payments elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established. The remaining annual installments shall be paid not later than January 31 of each succeeding year in an amount equal to (i) the Vested value of such In-Service Distribution Account as of the last business day of the immediately preceding Plan Year divided by (ii) the number of installments remaining. If a Participant is not fully Vested when the In-Service Distribution Account is to be paid, the non-Vested portion at the date of first payment will automatically be transferred to the Retirement Distribution Account.

(b)  Benefits Upon Termination of Employment. In the case of a Participant whose Service with the Employer terminates prior to the date on which the Participant’s In-Service Distribution Account with respect to any Distribution Option Period would otherwise be distributed, other than on account of becoming Disabled or by reason of death, the Vested portion of such In-Service Distribution Account shall be distributed either (i) in a lump sum as soon as is practicable following the Participant’s End Termination Date; (ii) in annual installments commencing on the date such In-Service Distribution Account would otherwise have been distributed; or (iii) in a lump sum on the date such In-Service Distribution Account would otherwise have been distributed, all as irrevocably elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established; provided, however, that, with respect to Grandfathered Accounts, the Company may override a Participant’s election and cause a distribution under clause (i) notwithstanding any other election by the Participant.

(c)  Key Employees.

(i)  Notwithstanding any provision of the Plan to the contrary, if a Participant who is a Key Employee (as defined below) becomes entitled to receive a distribution on account of separation from service, the distribution (other than a distribution from a Grandfathered Account) may not be made earlier than six months following the date of the Participant’s separation from service, as required by section 409A of the Code and the regulations thereunder. If distributions are delayed pursuant to section 409A of the Code, the accumulated amounts withheld on account of section 409A shall be paid on the first business day after the end of the six-month period. If the Participant dies during such six-month period, the amounts withheld on account of section 409A shall be paid to the Participant’s beneficiary on or around 90 days after the date of the Participant’s death.

(ii)  The term “Key Employee” means (i) an officer of the Company or its Affiliates having annual compensation greater than $130,000 (adjusted for inflation as described in section 416(i) of the Code), (ii) a five percent owner of the Company and its Affiliates, or (iii) a one percent owner of the Company and its Affiliates who has annual compensation from the Company and its Affiliates greater than $150,000, as determined by the Committee in accordance with section 409A of the Code. The number of officers who are considered Key Employees shall be limited to 50 employees as described in section 416(i) of the Code. The Committee shall determine the Key Employees each year in accordance with section 416(i) of the Code, the “specified employee” requirements of section 409A of the Code, and applicable regulations.

ARTICLE 8

Disability

In the event a Participant becomes Disabled, the Participant’s right to make any further deferrals under this Plan shall terminate as of the date for which the Participant first receives benefits under the Company’s Long-Term Disability Benefit Plan, as amended from time to time. The Participant’s Distribution Option Accounts shall continue to be credited with earnings in accordance with Section 5.2 until such Accounts are fully distributed. For purposes of this Plan, a Disabled Participant will not be treated as having terminated Service. The Participant’s Retirement Distribution Accounts, if any, shall be distributed to the Participant in accordance with Section 7.1(a), provided, however, that distribution of the Participant’s Retirement Distribution Accounts, if any, shall commence not later than January 31 of the Plan Year immediately following the later of (a) the Plan Year in which the Participant first becomes eligible for Retirement, or (b) the Plan Year in which the Participant first received benefits under the Company’s Long-Term Disability Plan, as amended from time to time. Retirement Distribution Accounts that are not Grandfathered Accounts shall only be distributed in accordance with section 409A of the Code. The Participant’s In-Service Distribution Accounts, if any, will be distributed to the Participant in accordance with Section 7.2(a) without regard to the fact that the Participant became Disabled. Notwithstanding the foregoing, in no event will distribution be made with respect to units credited to a Participant’s Distribution Option Accounts attributable to deferred Company Stock until such units are vested in accordance with Section 4.6(e).

ARTICLE 9

Survivor Benefits

9.1  Death of Participant Prior to the Commencement of Benefits. In the event of a Participant’s death prior to the commencement of benefits in accordance with Article 7, benefits shall be paid to the Participant’s Beneficiary, as determined under Section 12.3, pursuant to Section 9.2 or 9.3, whichever is applicable, in lieu of any benefits otherwise payable under the Plan to or on behalf of such Participant.

9.2  Survivor Benefits Under the Retirement Distribution Option. In the case of a Participant with respect to whom the Company has established one or more Retirement Distribution Accounts, and who dies prior to the commencement of benefits under such Retirement Distribution Accounts pursuant to Section 7.1, distribution of such Retirement Distribution Accounts shall be made (a) in a lump sum as soon as practicable following the Participant’s death, or (b) in the manner and at such time as such Retirement Distribution Accounts would otherwise have been distributed in accordance with Section 7.1 had the Participant lived, as elected by the Participant in the Enrollment Agreement pursuant to which such Retirement Distribution Accounts were established or as may have been changed by the Participant in accordance with Section 7.1. The amount of any lump sum benefit payable in accordance with this Section shall equal the value of such Retirement Distribution Accounts as of the last business day of the calendar month immediately preceding the date on which such benefit is paid. The amount of any annual installment benefit payable in accordance with this Section shall equal (a) the value of such Retirement Distribution Accounts as of the last business day of the calendar month immediately preceding the date on which such installment is paid, divided by (b) the number of annual installments remaining to be paid pursuant to the election of the Participant in the Enrollment Agreement pursuant to which such Retirement Distribution Accounts were established or as may have been changed by the Participant.

9.3  Survivor Benefits Under the In-Service Distribution Option. In the case of a Participant with respect to whom the Company has established one or more In-Service Distribution Accounts, and who dies prior to the date on which such In-Service Distribution Accounts are to be paid pursuant to Section 7.2, distribution of such In-Service Distribution Accounts shall be made (a) in a lump sum as soon as practicable following the Participant’s death, or (b) at such time and in such form as such In-Service Distribution Accounts would otherwise have been distributed in accordance with Section 7.2 had the Participant lived, as irrevocably elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Accounts were established. The amount of any lump sum benefit payable in accordance with this Section shall equal the value of such In-Service Distribution Accounts as of the last business day of the calendar month immediately preceding the date on which such benefit is paid.

9.4  Death of Participant After Benefits Have Commenced. In the event a Participant who elected the Retirement Distribution Option for any Distribution Option Period dies after annual installment benefits payable under Section 7.1 from one or more of the Participant’s Retirement Distribution Accounts have commenced, but before the entire balance of such Retirement Distribution Accounts has been paid, any remaining installments shall continue to be paid to the Participant’s Beneficiary, as determined under Section 11.3, at such times and in such amounts as they would have been paid to the Participant had he survived.

ARTICLE 10

Emergency Benefit

10.1  Unforeseen Financial Emergency. In the event that the Committee, upon written request of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall pay to the Participant from the Vested portion of his Distribution Option Account, as soon as practicable following such determination, an amount necessary to meet the emergency, after deduction of any and all taxes as may be required pursuant to Section 12.9 (the “Emergency Benefit”). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Emergency Benefits shall be paid first from the Participant’s In-Service Distribution Accounts, if any, to the extent the Vested balance of one or more of such In-Service Distribution Accounts is sufficient to meet the emergency, in the order in which such Accounts would otherwise be distributed to the Participant. If the distribution exhausts the Vested In-Service Distribution Accounts, the Vested Retirement Distribution Accounts may be accessed. With respect to that portion of any Distribution Option Account which is distributed to a Participant as an Emergency Benefit, in accordance with this Article, no further benefit shall be payable to the Participant under this Plan. Notwithstanding anything in this Plan to the contrary, a Participant who receives an Emergency Benefit in any Plan Year shall not be entitled to make any further deferrals for the remainder of such Plan Year. It is intended that the Committee’s determination as to whether a Participant has suffered an “unforeseeable financial emergency” shall be made consistent with the requirements under section 457(d) of the Code and (with respect to Distribution Option Accounts that are not Grandfathered Accounts) section 409A of the Code.

ARTICLE 11

Accelerated Distribution

11.1  Availability of Withdrawal Prior to Retirement. Notwithstanding the following provisions, effective January 1, 2005, the provisions of this Article 11 shall only apply to Grandfathered Accounts. Upon the Participant’s written election, the Participant may elect to withdraw all or a portion of the Participant’s vested Distribution Option Account at any time prior to the time such Distribution Option Account otherwise becomes payable under the Plan, provided the conditions specified in Section 11.3, Section 11.4, and Section 11.5 are satisfied.

11.2  Acceleration of Periodic Distributions. Upon the Participant’s written election, the Participant or Participant’s Beneficiary who is receiving installment payments under the Plan may elect to have the remaining installments distributed in the form of an immediately payable lump sum, provided the condition specified in Section 11.3 is satisfied.

11.3  Forfeiture Penalty. In the event of a withdrawal pursuant to Section 11.1, or an accelerated distribution pursuant to Section 11.2, the Participant shall forfeit from his Distribution Option Account from which the withdrawal is made an amount equal to 10% of the amount of the withdrawal or accelerated distribution, as the case may be. The forfeited amount shall be deducted from the applicable Distribution Option Account prior to giving effect to the requested withdrawal or acceleration. The Participant and the Participant’s Beneficiary shall not have any right or claim to the forfeited amount, and the Company shall have no obligation whatsoever to the Participant, the Participant’s Beneficiary or any other person with regard to the forfeited amount.

11.4  Minimum Withdrawal. In no event shall the amount withdrawn in accordance with Section 11.1 be less than 25% of the amount credited to the Participant’s Distribution Option Account immediately prior to the withdrawal.

11.5  Suspension from Deferrals. In the event of a withdrawal pursuant to Section 11.1, a Participant who is otherwise eligible to make deferrals under Article 4 shall be prohibited from making any deferrals with respect to the Plan Year immediately following the Plan Year during which the withdrawal was made, and any election previously made by the Participant with respect to deferrals for that Plan Year shall be void and of no effect.

ARTICLE 12

Miscellaneous

12.1  Amendment and Termination. The Plan may be amended, suspended, discontinued or terminated at any time by Charming Shoppes; provided, however, that no such amendment, suspension, discontinuance or termination shall reduce or in any manner adversely affect the rights of any Participant with respect to benefits that are payable or may become payable under the Plan based upon the balance of the Participant’s Accounts as of the effective date of such amendment, suspension, discontinuance or termination.

12.2  Claims Procedure.

(a)  Claim. A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a “Claimant”) may file a written request for such a benefit with the Benefits Department of the Company, setting forth his or her claim.

(b)  Claim Decision. Upon receipt of a claim, the Benefits Department of the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Benefits Department of the Company may, however, extend the reply period under special circumstances for an additional ninety (90) days. If the claim is denied in whole or in part, the Claimant shall be provided a written opinion, using language calculated to be understood by the Participant, setting forth:

(i)  the specific reason or reasons for the denial;

(ii)  specific reference to relevant provisions of the Plan on which the denial is based;

(iii)  a description of any additional or material information necessary for the Claimant to perfect his or her claim and an explanation why such additional or material information is necessary;

(iv)  appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review;

(v)  the time limits for requesting a review under subsection (c) and for review under subsection (d) hereof; and

(vi)  the Claimant’s right to bring an action for benefits under Section 502 of the Employee Retirement Income Security of 1974, as amended (“ERISA”), following an adverse benefit determination on appeal.

(c)  Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Benefits Department of the Company. The Claimant written request for review must set forth all the facts upon which the appeal is based. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and obtain, upon request and without charge, copies of all information relevant to your claim. If the Claimant does not request a review of the initial determination within such sixty (60) day period, the Claimant shall be barred and estopped from challenging the determination.

(d)  Review of Decision. Within sixty (60) days after the Committee’s receipt of a request for review, it will review the initial determination. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, the Claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits, and the Claimant’s right to bring a civil action under section 502(a) of ERISA. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

12.3  Designation of Beneficiary. Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee, or its designee. If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the Beneficiary shall be the Participant’ s estate. If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal shares, unless the Participant has specifically designated otherwise.

12.4  Limitation of Participant’s Right. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company, nor shall it interfere with the rights of the Company to terminate the employment of any Participant and/or to take any personnel action affecting any Participant without regard to the effect which such action may have upon such Participant as a recipient or prospective recipient of benefits under the Plan.

12.5  No Limitation on Company Actions. Nothing contained in the Plan shall be construed to prevent the Company from taking any action which is deemed by it to be appropriate or in its best interest. No Participant, Beneficiary, or other person shall have any claim against the Employer as a result of such action. Any decisions, actions or interpretations to be made under the Plan by the Company or the Board, or the Committee acting on behalf of the Company, shall be made in its respective sole discretion, not as a fiduciary, need not be uniformly applied to similarly situated individuals and shall be final, binding and conclusive on all persons interested in the Plan.

12.6  Obligations to Company. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Employer, then the Employer may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

12.7  Nonalienation of Benefits. Except as expressly provided herein, no Participant or Beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (a) any corporation or partnership which acquires all or substantially all of the Company’s assets or (b) any corporation or partnership into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s Beneficiaries, heirs, executors, administrators or successors in interest.

12.8  Protective Provisions. Each Participant shall cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Employer may deem necessary and taking such other relevant action as may be requested by the Employer. If a Participant refuses to cooperate, the Employer shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the then current balance of the Participant’s Distribution Option Accounts in accordance with his prior elections.

12.9  Withholding Taxes. The Company may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any benefits under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his Beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

12.10  Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan of deferred compensation for Participants. Benefits payable hereunder shall be payable out of the general assets of the Company, and no segregation of any assets whatsoever for such benefits shall be made. Notwithstanding any segregation of assets or transfer to a grantor trust, with respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights to assets that are greater than those of a general creditor of the Company.

12.11  Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

12.12  Governing Law. The Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflict of laws.

12.13  Headings and Captions. Headings and captions are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

12.14  Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may read as the plural and the plural as the singular.

12.15  Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Benefits Department, or to such other entity as the Committee may designate from time to time. Such notice shall be deemed given as to the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.